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                                                                    EXHIBIT 21.1

                        Subsidiaries of NetIQ


             Subsidiary                      Jurisdiction
             ----------                     of Incorporation
                                            ----------------

             NetIQ Limited                  United Kingdom

             NetIQ K.K.                     Japan

             NetIQ Pty. Ltd.                Australia

             Sirana Software, Inc.          Washington